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                                                                    EXHIBIT 10.6

                                YOUCENTRIC, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement') is made as of March 31, 2000 (the "Grant Date"), by and between YOUcentric, Inc., a North Carolina corporation (the "Company"), and ROBERT CUMMINGS (the "Optionee").

                  WHEREAS, the Optionee is a valuable and trusted employee of the Company; and

                  WHEREAS, the Board has granted a nonqualified stock option to the Optionee pursuant to the Plan to provide the Optionee with the opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company; and

                  WHEREAS, this Agreement evidences the terms and conditions of such nonqualified stock option.

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. The Board granted the Optionee an option to purchase from the Company, during the period specified in section 3 of this Agreement, a total of Thirty Thousand (30,000) shares of the common stock of the Company at the purchase price of One Cent ($0.01) per share (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

         2. Definitions; Authority of Committee.

                  (a) All capitalized terms used in this Agreement shall have the meanings set out in the Plan unless otherwise specified in this Agreement.

                  (b) "Act" means the Securities Act of 1933, as amended.

                  (c) "Cause" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee against the Company or the surviving entity following a Change in Control or Corporate Reorganization, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company or the surviving entity following a Change in Control or Corporate Reorganization, or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company or the surviving entity following a Change in Control or Corporate Reorganization in a material manner, unless the Optionee cures such misconduct within ten (10) days after notice from such entity. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which such entity may consider as grounds for the dismissal or discharge of the Optionee.

                  (d) A "Change in Control" shall be deemed to have occurred if, after the Company has consummated a public offering of the Stock pursuant to the
Act:

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                  (i) any "Person" as defined in Section 3(a)(9) of the
         Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in Rules 13(d)(3) and 14(d)(2) under the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee:

                           (A) consummates a tender or exchange offer for any shares of the Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Stock are purchased; or

                           (B) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Stock;

                  (ii) a merger or consolidation of the Company with or into another corporation is consummated and the Company's shareholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company's outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Company's assets, or the liquidation of the Company; or

                  (iii) during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this subparagraph (iii).

                  (e) A "Company Reorganization" means the happening of any one of the following events prior to the time at which the Company has consummated a public offering of the Stock pursuant to the Act: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation involving the Company unless (A) the transaction involves only the Company and one or more of the Company's parent company and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the Board of Directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Company to another company, person or business entity; or (iv) an acquisition of Company stock, unless the shareholders who had the power to elect a majority of the Board of Directors of the Company immediately prior to the acquisition have the power to elect a majority of the Board of Directors of directors of the Company immediately following the transaction.

                  (f) An "Involuntary Termination" is any termination of employment of the Optionee: (i) by the Optionee during the eighteen (18) month period following a Change in Control or Corporate Reorganization (A) following the assignment to the Optionee by the surviving entity following such Change in Control or Corporate Reorganization of any duties that are significantly incompatible with, and detract from, the Optionee's duties, responsibilities or status with the Company immediately prior to the effective date of such Change in Control or Corporate Reorganization, (B) following a significant reduction in the Optionee's annual base salary and annual bonus in effect immediately prior to the effective date of such Change in Control or Corporate Reorganization; or
(C) following the Company's assignment of the Optionee to a location other than his principal location of employment immediately prior to the effective date of such Change in Control or Corporate Reorganization (except for required travel on Company business to an extent substantially consistent

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with the Optionee's business travel obligations immediately prior to the effective date of such Change in Control or Company Reorganization), or, in the event he consents to any such relocation, the failure of the Company to pay (or reimburse the Optionee for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation), or (ii) by the surviving entity during the eighteen (18) month period following the effective date of a Change in Control or Corporate Reorganization for any reason other than for Cause.

                  (g) "Plan" means the YOUcentric, Inc. 1999 Equity Compensation Plan, as it may be amended from time to time.

                  (h) All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this agreement shall be final, conclusive and binding on all parties.

         3. Vesting and Exercise of Option. The Option shall become fully vested and exercisable on SEPTEMBER 8, 2001, provided that the Optionee has not incurred a Termination of Employment as of that date.

Notwithstanding the foregoing, if the Company consummates the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock registered under the Act (an "IPO"), then the Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, on the date of the IPO provided that the Optionee has not incurred a Termination of Employment as of that date.

Notwithstanding the foregoing, the Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, as of the effective date of a Corporate Reorganization or Change in Control, provided that the Optionee has not experienced a Termination of Employment as of that date. In the event of a Corporate Reorganization or Change in Control, the Company shall send the Optionee prior written notice of the effectiveness of such event and the last day on which the Optionee may exercise the Option. On or prior to the last day specified in such notice, the Optionee may, upon compliance with the terms of this Agreement, exercise the Option with respect to any or all of the Shares, conditioned upon and subject to completion of the Corporate Reorganization or Change in Control. To the extent the Option is not so exercised, it shall terminate at 5:00 P.M., eastern standard time, on the last day specified in such notice, conditioned upon and subject to the completion of the Change in Control or Corporate Reorganization.

         4. Termination of Option. The Option shall remain exercisable as specified in section 3 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

                  (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

                  (b) upon the expiration of three (3) months following the Termination of Employment of the Optionee for any reason other than Cause, death or disability as determined by the Committee in its discretion;

                  (c) immediately upon the Termination of Employment of the Optionee by the Company for Cause;

                  (d) upon the expiration of one (1) year following the date of the Optionee's Termination of Employment as a result of death or disability as determined by the Committee in its discretion;

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                  (e) upon the expiration of one (1) year following the date of the Optionee's death, if death shall have occurred following the Optionee's Termination of Employment and while the Option was still exercisable;

                  (f) the ten (10) year anniversary of the Grant Date at 5:00 p.m., eastern standard time.

Upon its termination, the Option shall have no further force or effect and the Optionee shall have no further rights under the Option or to any portion of the Shares that have not been purchased pursuant to prior exercise of the Option.

         5. Exercise of Option.

                  (a) The Option may be exercised only by (i) the Optionee's completion, execution and delivery to the Company of a notice of exercise and, if required by the Company, an "investment letter" as supplied by the Company confirming the Optionee's representations and warranties in section 16 of this Agreement, including the representation that the Optionee is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in the Optionee's notice of exercise. The Optionee's right to exercise the Option shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Company, of any withholding liability under any state or federal law arising in connection with exercise of the Option. The Optionee must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is vested and exercisable). The Optionee's notice of exercise shall be given in the manner specified in section 23, but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company. The notice of exercise and the "investment letter" may be in the form set forth in Exhibit A attached to this Agreement.

         Payment of the aggregate exercise price may be made in cash or by check payable to the order of the Company for an amount in U.S. dollars equal to the option price of such shares. Payment may also be made by delivery of shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, and having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full option price, or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full option price. Payment may also be made by combining the above methods. To the extent that shares are used in making full or partial payment of the option price, each such share will be valued at the Fair Market Value thereof as of the date of exercise. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.

                  (b) As soon as practicable following receipt of such notice and payment, the Company shall notify the Optionee of any payment or other allocation required under subsection (c) below. The Company shall deliver a certificate or certificates for the shares to the Optionee as soon as practicable after the Optionee has made any payment and/or allocation required under subsection (c) below and executed and delivered any letter agreement as may be required under subsection (a) above. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected, as determined by the Committee in its discretion.

                  (c) Issuance of shares upon exercise of the Option shall be subject to the condition that the Optionee shall pay to the Company, in addition to the option price of the shares purchased, the amount the

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Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any, as determined by the Committee in its discretion. In lieu of the payment specified in this paragraph, the Committee may in its sole discretion permit the Optionee to satisfy the obligation, in whole or in part, by the methods specified in the subsection (a) above.

         6. Restrictions on Transfer.

                  (a) Except as provided in subsections (b), (c), (d) and (e) below, the Option and Shares acquired pursuant to exercise of the Option shall not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis. For this purpose, any reference to Optionee shall (when applicable) be deemed to be and include references to Optionee's estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

                  (b) The Optionee shall be entitled to transfer the Option, by gift, to his or her immediate family or to a trust which has as its only beneficiaries those individuals who are members of the Optionee's immediate family, or to a partnership or similar entity which has as its only partners or members those individuals who are members of the Optionee's immediate family. In such case, the Option shall be exercisable only by such transferee. For this purpose, the Optionee's "immediate family" is the Optionee and the Optionee's spouse, children and/or grandchildren. As a condition precedent to such transfer, each and every prospective transferee shall (i) provide or cause to be provided to the Company, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of subsection (g) below.

                  (c) In the event of Optionee's death, the Option and/or any Shares may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Optionee. As a condition precedent to such transfer, each and every prospective transferee shall (i) provide or cause to be provided to the Company, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option and/or Shares so transferred and (ii) comply with the provisions of subsection (f) below.

                  (d) In the event of the Termination of Employment of Optionee, the Company shall have the right (but shall not be obligated) to repurchase any or all of the Shares owned by Optionee. The repurchase right, to the extent applicable, may be exercised by the Company after the Termination of Employment of Optionee by giving written notice of such exercise to Optionee within ninety
(90) days following the later of the date of such Termination of Employment or the date on which Shares are purchased upon exercise of the Option, specifying the time and date on which settlement on the purchase of such Shares by the Company is to be made and the number of Shares to be so purchased by the Company. The date specified shall not be later than sixty (60) days after the date such notice is given. Settlement shall be held on the purchase of Shares under this section 6(d) at the principal executive offices of the Company or at such other place as the Company shall notify Optionee. At settlement, Optionee shall deliver to the Company the required materials described below and, simultaneously therewith, the Company shall deliver to Optionee a good check in the amount of the purchase price of the Shares purchased by the Company pursuant to this section 6(d). The per share purchase price of the Shares purchased and sold pursuant to this section 6(d) shall be as follows:

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                  (i) If the Termination of Employment giving rise to the
purchase by the Company under this section 6(d) was other than for Cause, as determined by the Committee in its discretion, then the per share purchase price under this section 6(d) shall be (A) if the purchase by the Company under this section 6(d) prior to the date on which the Company has consummated a public offering of the Stock pursuant to the Act, the value of the Shares so purchased on the date of such Termination of Employment as determined by the Committee pursuant to the most recent valuation of the Stock by the Company's outside accountants or, (B) if the purchase by the Company under this section 6(d) occurs after the date on which the Company has consummated a public offering of the Stock pursuant to the Act, the Fair Market Value of the Shares so purchased.

                  (ii) If the Termination of Employment giving rise to the purchase by the Company under this section 6(d) was for Cause, as determined by the Committee in its discretion, then the per share purchase price under this section 6(d) shall be equal to the Purchase Price.

         Upon the closing of any purchase by the Company of any Shares pursuant to this section 6(d), Optionee shall deliver to the Company the certificate or certificates representing the Shares being sold, free and clear of all options, contracts, commitments, liens, pledges, security interests and other encumbrances, duly endorsed for transfer, and such assignments and other documents and instruments evidencing the title of Optionee and of Optionee's compliance with this Agreement as may be reasonably required by the Company or by counsel for the Company. Upon the closing of such purchase, Optionee shall be deemed to have represented and warranted to the Company (and, if requested by the Company, shall then represent and warrant in writing) that Optionee owns the Shares being purchased, free and clear of all options, contracts, commitments, liens, pledges, security interests and other encumbrances. Optionee agrees to indemnify the Company against any and all losses, damages, liabilities, claims, actions, proceedings, judgments, costs and expenses (including reasonable attorneys' fees) arising out of any breach of such representation and warranty.

                  (e) Shares acquired pursuant to exercise of the Option may be transferred pursuant to a Change in Control or Corporate Reorganization.

                  (f) The restrictions specified in subsections (a) above with respect to the Shares (but not the Option) shall terminate upon consummation of underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering.

                  (g) In the event that, at any time or from time to time, the Option and/or any Shares are transferred to any party (other than the Company) pursuant to the provisions hereof, the transferee shall take the Option and/or such Shares pursuant to all of the provisions, conditions and obligations of the Plan and this Agreement (including, without limitation, the obligations to sell and transfer, and to offer to sell and transfer, such Shares pursuant to the provisions of this section 6), and, as a condition precedent to the transfer of the Option and/or such Shares, the transferee shall agree in writing, for and on behalf of such transferee and such transferee's successors and assigns, to be bound by all provisions of the Plan and this Agreement.

         7. Additional Restrictions.

                  (a) The Company may impose stop-transfer instructions with respect to any shares (or other securities) subject to any restriction set forth in this Agreement until the restriction has been satisfied or terminates.

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                  (b) Optionee agrees that Optionee will not distribute or
resell any shares (or other securities) issuable upon exercise of the Option granted hereby in violation of the Act, that Optionee will indemnify and hold the Company harmless against all liability for any such violation, and that upon request Optionee (i) will furnish a letter agreement in connection with any exercise of this Option containing any representations and/or undertakings which the Company shall request and (ii) will accept a certificate representing shares of the Company bearing any legend restricting transferability as the Company shall request to ensure compliance with securities laws. The shares shall not be transferable except in compliance with the conditions indicated in the legend.

                  (c) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty
(180) days. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Shares acquired under this Agreement shall be immediately subject to the Market Stand-Off, to the same extent the Shares acquired under this Agreement is at such time covered by such provisions.

         8. Sale or Other Disposition by Majority Interest. Optionee hereby irrevocably appoints the Company and its President, or either of them, as Optionee's agents and attorneys-in-fact, with full power of substitution for and in Optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of Optionee's Shares and to do any and all things and to execute any and all documents and instruments in connection therewith, such powers of attorney to become operable only in connection with a Company Reorganization or Change in Control. Any sale, exchange, transfer or other disposition of all or a portion of Optionee's Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock owned by the holder or holders of a majority in percentage of the outstanding shares of Stock. For purposes of determining the sale price of the Shares under this section 8, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority in percentage of the outstanding shares of Stock in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this section
8) or obligation on either the Company or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetence or insanity of Optionee or the occurrence of any other event.

         9. Engagement of Optionee. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ Optionee, nor shall this Agreement affect in any way the right of the Company to terminate the employment of Optionee at any time and for any reason. By Optionee's execution of this Agreement, Optionee acknowledges and agrees that Optionee's employment is "at will." No change of Optionee's duties as an employee of the Company shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

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         10. Burden and Benefit; Company. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Optionee, and their respective heirs, personal and legal representatives, successors and permitted assigns. As used in this section 10, the term the "Company" shall also include any business entity which is an affiliate of the Company by virtue of common (although not identical) ownership, and for which Optionee is providing services in any form during Optionee's employment with the Company or any such other business entity. Optionee hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and any such other business entity.

         11. Optionee Not A Shareholder. Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any Shares as to which this option shall not have been exercised and payment made as hereby provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

         12. Deferral of Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction in the premises shall require either the Company or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Company shall be under no obligation to take such action; and the Company shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to Optionee any consideration tendered in respect of the exercise price.

         13. Issuance of Shares. Shares of Stock issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as Optionee has complied with the terms of this Agreement.

         14. Terms and Conditions of Plan. The terms and conditions of the Plan, the receipt of a copy of which Optionee hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

         15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, without reference to its conflicts of laws rules.

         16. Covenants and Representations of Optionee. Optionee represents, warrants, covenants and agrees with the Company as follows:

                  (a) The Option is being received for Optionee's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

                  (b) Optionee is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

                  (c) Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for Optionee to make an informed decision with respect to the investment in the Company represented by the Option and any Shares issued upon its exercise.

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                  (d) Optionee is able to bear the economic risk of any
investment in the Shares, including the risk of a complete loss of the investment, and Optionee acknowledges that Optionee must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.

                  (e) Optionee understands and agrees that the Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

                  (f) Shares issued to Optionee upon exercise of the Option will not be offered for sale, sold or transferred by Optionee other than pursuant to:
(i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Act, or a transaction otherwise in compliance with such Act; and (iii) evidence satisfactory to the Company of compliance with all applicable state and federal securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

                  (g) The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Optionee.

                  (h) Optionee has not relied upon the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Optionee acknowledges that, as a result of the grant and/or exercise of the Option, Optionee may incur a substantial tax liability. Optionee assumes full responsibility for all such consequences and the filing of all tax returns and elections Optionee may be required or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, Optionee agrees that the Company may determine such value and that Optionee will observe any determination so made by the Company in all returns and elections filed by Optionee. In the event the Company is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Optionee agrees that the Company may withhold such taxes from any monetary amounts otherwise payable by the Company to Optionee and that, if such amounts are insufficient to cover the taxes required to be collected by the Company, Optionee will pay to the Company such additional amounts as are required.

                  (i) The agreements, representations, warranties and covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares issued to Optionee from time to time pursuant to exercise of the Option. Acceptance by Optionee of any certificate representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

         17. Administrative Costs. All costs and expenses in connection with the administration of this Agreement shall be borne by the Company.

         18. Limitation of Liability. The liability of the Company, the Committee, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Optionee with respect to any loss, cost or expense which such recipient may incur in

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

connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

         19. Unsecured and Unfunded Agreement. Any rights of the Optionee hereunder shall be no greater than the right of an unsecured general creditor of the Company. Any payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

         20. Integration. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Shares other than as set forth in this Agreement. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

         21. Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         22. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

         23. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Company at 6000 Fairview Road, Suite 405, Charlotte, North Carolina, 28210, or at such other address as the Company, by notice to the Optionee, may designate in writing from time to time; to Optionee at Optionee's address as shown on the records of the Company, or at such other address as Optionee, by notice to the Company, may designate in writing from time to time.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the day and year first above written.

                                     YOUCENTRIC, INC.

                                     By:    /s/ Thomas M. Fedell
                                            ------------------------------------
                                            Thomas M. Fedell
                                     Title: Chairman of the Board of Directors


                                     OPTIONEE

                                     /s/ Robert Cummings
                                     -------------------------------------------
                                     Robert Cummings

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

                                    EXHIBIT A



Attention:  Chief Executive Officer
YOUcentric, Inc.
6000 Fairview Road, Suite 405
Charlotte, North Carolina  28210

         Re:      Exercise of Nonqualified Stock Option

Dear Sir:

         Pursuant to the terms and conditions of the YOUcentric, Inc. Nonqualified Stock Option Agreement dated _____________________ (the "Agreement"), I hereby provide notice of my desire to exercise the option evidenced by the Agreement (the "Option") and thereby purchase ____________ shares of the common stock [must be at least 100 Shares or any smaller number of Shares as to which the Option is vested and exercisable] of YOUcentric, Inc. and hereby tender payment in full for such shares in accordance with the terms of the Agreement.

         I hereby reaffirm that the representations and warranties made in section 16 of the Agreement are true and correct as of the date of exercising this option.

                                        Very truly yours,



                                        -------------------------------------
                                        Robert Cummings

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